UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Strategic Student & Senior Housing Trust, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE: This notice, proxy statement, and form of proxy (the “Proxy Materials”) in connection with the Company’s 2026 annual meeting of stockholders are being furnished to the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the requirements of Form 10-K under “Supplemental Information to be Furnished with Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities Pursuant to Section 12 of the Act.” The Proxy Materials shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing. The Proxy Materials are being submitted to the Commission in electronic format on Form DEF 14A pursuant to Commission Release Nos. 33-7427, 34-38798, and Rule 101(a)(1)(iii) of Regulation S-T.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

19900 MacArthur Blvd, Suite 250

Irvine, California 92612

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 25, 2026

To the Stockholders of Strategic Student & Senior Housing Trust, Inc.:

I am pleased to invite you to the annual meeting of stockholders of Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”). As this meeting will be held virtually, you will be able to attend the annual meeting and vote and submit your questions during the annual meeting via live webcast by visiting meetnow.global/MM2KCG5. At the annual meeting, stockholders will be asked to consider and vote upon:

1.	the election of three directors, each to serve until the 2027 annual meeting of stockholders and until his successor is duly elected and qualifies;

2.	the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026; and

3.	the transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors has fixed the close of business on March 31, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. Only record holders of common stock, consisting of Class A shares, Class T shares, Class W shares, Class Y shares, or Class Z shares, at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact Matt Lopez, our Secretary, via mail at 19900 MacArthur Blvd, Suite 250, Irvine, California 92612 or via telephone at (877) 327-3485.

Whether you own a few or many shares and whether you plan to attend the live webcast or not, it is important that your shares be voted on matters that come before the annual meeting. Our shares are widely held, so every stockholder’s vote is important to us. To make voting easier for you, you may authorize a proxy to vote your shares in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at www.proxy-direct.com; or (3) by telephone at (800) 337-3503. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.

You are cordially invited to attend the annual meeting and are encouraged to attend the live webcast. Whether or not you plan to attend the live webcast, please authorize a proxy to vote your shares using one of the three prescribed methods. Your vote is very important.

By Order of the Board of Directors,

/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer, Treasurer, and Secretary

Irvine, California

April 13, 2026

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

19900 MacArthur Blvd, Suite 250

Irvine, California 92612

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company”), for use at the annual meeting of our stockholders and at any postponement or adjournment thereof. References in this proxy statement to “we,” “us,” “our,” or like terms also refer to the Company. The mailing address of our principal executive offices is 19900 MacArthur Blvd, Suite 250, Irvine, California 92612. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about April 17, 2026. Our 2025 Annual Report to Stockholders will be mailed on the same date.

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:

Our 2026 annual meeting of stockholders will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to attend the meeting online only if you were a stockholder of the Company as of the close of business on the Record Date (defined below), or if you hold a valid proxy for the meeting. No physical meeting will be held.

You will be able to attend the meeting online and submit your questions during the meeting by visiting meetnow.global/MM2KCG5. You also will be able to vote your shares online by attending the meeting by webcast. To participate in the meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box.

The online meeting will begin promptly on June 25, 2026 at 9:00 a.m. (PDT). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the access instructions as outlined in this proxy statement.

Q:	What if I have trouble accessing the annual meeting virtually?

A:

The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 or 1-781-575-2748.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to consider and vote upon:

•	the election of three directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify;

•	the ratification of the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2026; and

•	the transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullet points listed above.

Q:	Who can vote at the meeting?

A:

Stockholders of record, consisting of holders of Class A shares, Class T shares, Class W shares, Class Y shares, and Class Z shares of our common stock, as of the close of business on March 31, 2026, the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the close of business on the record date, we had approximately 13.1 million shares of common stock issued, outstanding, and eligible to vote.

Q:	How many votes do I have?

A:

Each outstanding Class A share, Class T share, Class W share, Class Y share, and Class Z share of common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:

If you were a stockholder of record at the close of business on the Record Date, you may vote in person via webcast at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating, and returning your proxy card in the enclosed envelope;

•	via the Internet at www.proxy-direct.com; or

•	via telephone at (800) 337-3503.

Regardless of whether you plan to attend the annual meeting, we encourage you to authorize a proxy to vote your shares in accordance with one of the methods described above. Our shares are widely held, so every stockholder’s vote is important to us. If you authorize a proxy to vote your shares, you may still attend the annual meeting and vote in person via webcast. If you do so, any previous votes that you submitted, whether by mail, the Internet, or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxy be voted?

A:

Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to (1) the election of directors and (2) the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2026.

If other matters requiring the vote of our stockholders come before the meeting, the persons named in the proxy card will vote the proxies held by them in their discretion.

Q:	What are the board of directors’ voting recommendations?

A:	Our board of directors recommends that you vote:

•	“FOR” each of the nominees to our board of directors; and

•	“FOR” the ratification of BDO as our independent registered public accounting firm for the year ending December 31, 2026.

Q:	How can I change my vote or revoke my proxy?

A:

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet, or telephone), by attending the annual meeting and voting in person via webcast, or by written notice addressed to: Strategic Student & Senior Housing Trust, Inc., Attention: Matt Lopez, 19900 MacArthur Blvd, Suite 250, Irvine, California 92612.

To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	What vote is required to approve each proposal?

A:

Election of Directors. Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person via webcast or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. There is no cumulative voting in the election of our directors. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will have the same effect as a vote against the election of our directors.

Ratification of Appointment of Independent Accounting Firm. The appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2026 is ratified by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal. In the event this matter is not ratified by our stockholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Q:	What constitutes a “quorum”?

A:

The presence at the annual meeting, in person via webcast or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. There must be a quorum for the meeting to be held. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:

We will bear the entire cost of the solicitation of proxies from our stockholders. We have retained Computershare to assist us in connection with the solicitation of proxies for the annual meeting. Computershare will be paid fees of approximately $32,000, plus out-of-pocket expenses, for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person via webcast, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We also expect to incur approximately $19,000 in expenses related to printing of these proxy materials and our annual report. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:

The U.S. Securities and Exchange Commission (the “SEC”) has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders, that allows us to send a single annual report or proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Strategic Student & Senior Housing Trust, Inc., Attention: Matt Lopez, 19900 MacArthur Blvd, Suite 250, Irvine, California 92612 or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:

In order for a stockholder proposal to be properly submitted for presentation at our 2027 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November 18, 2026 and ending December 18, 2026. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than November 18, 2026. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified, or express mail to: Strategic Student & Senior Housing Trust, Inc., Attention: Matt Lopez, 19900 MacArthur Blvd, Suite 250, Irvine, California 92612. For additional information, see the “Stockholder Proposals” section in this proxy statement.

Q:	Who do I call if I have questions about the meeting?

A:

We have retained Computershare to assist with the proxy process. If you have any questions related to the annual meeting (including the new virtual format) or voting your proxy, you can call Computershare and talk to a live proxy representative toll free at (855) 632-5181 with any proxy related questions.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors consists of H. Michael Schwartz, our Chairman of our board of directors, and two independent directors, Brent Chappell and Stephen G. Muzzy, each of whom has been nominated by our board of directors for re-election to serve until our 2027 annual meeting of stockholders and until his successor is elected and qualifies. For more detailed information on our directors, see the “Executive Officers and Directors” section below. Our board of directors has formed the following three committees: the Audit Committee; the Nominating and Corporate Governance Committee; and the Compensation Committee.

Leadership Structure

H. Michael Schwartz serves as the Chairman of our board of directors, and John Strockis serves as our Chief Executive Officer and President. Our board of directors does not have a lead independent director, as we believe that the current size of our board of directors permits both of our independent directors to actively participate in this oversight role. If we grow in size, our board of directors will continue to evaluate the appropriateness of creating a lead independent director position.

Meetings of our Board of Directors

During 2025, our board of directors held six meetings. Each of the directors attended at least 75% of the meetings of the board of directors and committees on which he served.

Director Independence

While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our board of directors and each committee of our board of directors are “independent” as determined by our board of directors by applying the definition of “independent” adopted by the New York Stock Exchange (NYSE), consistent with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts and applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Chappell and Muzzy both meet the relevant definition of “independent.”

Stockholder Communications with Directors

We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices, or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our board of directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our board of directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.

Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders.

Risk Management Role

As part of its oversight role, our board of directors actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. The board’s risk management role has no impact on its leadership structure. The Audit Committee of our board of directors, which consists of our two independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.

Our board of directors delegated to the Audit Committee oversight of cybersecurity and other information technology risks. The Audit Committee receives quarterly reports from management on our cybersecurity risks. In addition, management updates the Audit Committee as necessary regarding any significant cybersecurity incidents.
Code of Ethics
Our board of directors adopted a Code of Ethics and Business Conduct on February 27, 2018 (as amended, the “Code of Ethics”), which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and employees, and officers of SSSHT Advisor, LLC (our “Advisor”), and its affiliates who perform material functions for us. We adopted the Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available in the “Governance Documents” section of our website located at
https://strategicreit.com/products/sssht/information/#gov.
We do not have a hedging policy for our employees, officers, and directors at this time.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees, agents, and representatives that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations.
Audit Committee
General
Our board of directors has an audit committee (the “Audit Committee”), which assists our board of directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls and facilitates open communication among the audit committee, board of directors, outside auditors and management. Our board of directors ratified the Audit Committee’s adoption of its charter on February 27, 2018 (as amended, the “Audit Committee Charter”). A copy of our Audit Committee Charter is available in the “Governance Documents” section of our website located at
https://strategicreit.com/products/sssht/information/#gov
. The Audit Committee assists our board of directors by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit
services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit
fees and reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules, and regulations.
The members of the Audit Committee are our two independent directors, Brent Chappell and Stephen G. Muzzy, with Mr. Muzzy currently serving as Chairman of the Audit Committee. Our board of directors has determined that Mr. Muzzy satisfies the requirements for an “audit committee financial expert” and has designated Mr. Muzzy as the audit committee financial expert in accordance with applicable SEC rules. The Audit Committee was formed on February 27, 2018 and held five meetings during 2025.

Relationship with Principal Auditor

Overview

On the recommendation of the Audit Committee, our board of directors has appointed BDO as our independent registered public accounting firm (“independent auditor”), for the year ending December 31, 2026. Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of BDO to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee reserves the right to select a new independent auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Representatives of BDO are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire. The representatives will also be available to respond to appropriate questions from our stockholders.

Pre-Approval Policies

The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditor, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

All services rendered by BDO in the years ended December 31, 2025 and 2024 were pre-approved in accordance with the policies set forth above.

Fees to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by BDO, as well as the fees charged by BDO for such services. The aggregate fees for professional accounting services provided by BDO, including the audit of our annual financial statements for the years ended December 31, 2025 and 2024, respectively, are set forth in the table below:

	BDO USA, P.C. for the Year Ended December 31, 2025	BDO USA, P.C. for the Year Ended December 31, 2024
Audit Fees	$261,198	$264,325
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$261,198	$264,325

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit Fees—These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•

Audit-Related Fees—These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax Fees—These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees—These are fees for other permissible work performed that do not meet one of the above-described categories.

Audit Committee Report

Pursuant to the Audit Committee Charter adopted by the board of directors of the Company, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process, and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial reporting and such other matters as are required to be discussed with the Audit Committee by the SEC and under PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. Our board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Stephen G. Muzzy (Chairman)
Brent Chappell

Nominating and Corporate Governance Committee

General

Our board of directors ratified the Nominating and Corporate Governance Committee’s adoption of its charter on February 27, 2018 (as amended, the “Nominating and Corporate Governance Committee Charter”). A copy of our Nominating and Corporate Governance Committee Charter is available in the “Governance Documents” section of our website located at https://strategicreit.com/products/sssht/information/#gov. The Nominating and Corporate Governance Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations, and conflict resolutions. The Nominating and Corporate Governance Committee assists our board of directors in this regard by: (1) identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our board of directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors; (4) overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management; (5) developing and recommending to our board of directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules, and regulations.

The members of the Nominating and Corporate Governance Committee are our two independent directors, Brent Chappell and Stephen G. Muzzy, with Mr. Chappell serving as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed on February 27, 2018 and held six meetings during 2025.

Board of Directors Membership Criteria and Director Selection

The Nominating and Corporate Governance Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our board of directors. This assessment includes, in the context of the perceived needs of our board of directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors are individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional, or academic community.

Our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our board of directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our board of directors.

While our full board of directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our board of directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee. Pursuant to our charter, however, the directors must nominate replacements for any vacancies among the director positions.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors. In recommending director nominees to our board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management of the Company. The Nominating and Corporate Governance Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

With respect to the current nominees to our board of directors, whose backgrounds and experience are described in greater detail on pages 14-16, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered H. Michael Schwartz’s active participation in the management of our operations and his real estate investment and management experience, Brent Chappell’s extensive experience in real estate portfolio management and financing, particularly in the healthcare industry and at various REITs, and Stephen G. Muzzy’s varied background in numerous real estate, banking and financial positions, in determining to recommend each of them for nomination to our board of directors. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Chappell and Muzzy relative to the needs of the committees of our board of directors in determining to recommend them for nomination.

Corporate Governance

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full board of directors.

The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full board of directors. Such improvements, if adopted by the full board of directors, will be incorporated into the written guidelines.

Periodic Evaluations

The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our directors, each of the other committees of our board of directors and management.

Conflicts of Interest

The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our charter and Code of Ethics, as well as applicable laws, rules and regulations.

Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or expects to act upon include, but are not limited to, the following:

•	the continuation, renewal, or enforcement of agreements with our Advisor and its affiliates, including the following significant agreements:

•	an advisory agreement (as amended, the “Advisory Agreement”) with our Advisor;

•	an advisor funding agreement (the “Advisor Funding Agreement”) with our Advisor;

•	a dealer manager agreement (the “Dealer Manager Agreement”) with our former dealer manager, Select Capital Corporation (our “Former Dealer Manager”);

•

a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SSSHT Operating Partnership, L.P. (our “Operating Partnership”) and SAM Preferred Investor, LLC, dated June 28, 2017, as may be amended from time to time;

•	a transfer agent agreement (the “Transfer Agent Agreement”) with our former transfer agent, Strategic Transfer Agent Services, LLC (our “Former Transfer Agent”);

•	property sales; and

•	other transactions with affiliates.

Compensation Committee

General

We established a Compensation Committee in February 2018. The primary focus of the Compensation Committee is to assist our board of directors in fulfilling its responsibilities with respect to director compensation. The Compensation Committee assists our board of directors in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of directors; (2) recommending to our board of directors compensation for all non-employee directors, including board of directors and committee retainers, meeting fees, and equity-based compensation; (3) administering and granting equity-based compensation to our Advisor, employees of our Advisor, and affiliates based upon recommendations from our Advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules, and regulations. The Compensation Committee has concluded that, because the Compensation Committee will only need to address issues related to director compensation while we are an externally advised REIT, a charter is not necessary at the present time. The Compensation Committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to applicable SEC rules. The Compensation Committee held three meetings during 2025.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2025, decisions regarding director compensation were made by our Compensation Committee, consisting of our two independent directors, Messrs. Chappell and Muzzy, with Mr. Chappell serving as Chairman of the Compensation Committee. No member of the Compensation Committee served as an officer or employee of us or any of our affiliates during 2025, and none had any relationship requiring disclosure by us under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or our Compensation Committee during the fiscal year ended December 31, 2025.

Executive Compensation
We do not directly compensate our executive officers for services rendered to us. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and the Compensation Committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the Compensation Committee will review all forms of compensation to our executive officers and approve all equity-based awards to our executive officers.
A majority of our executive officers are also officers of our Advisor and its affiliates, and are compensated by such entities for their services to us. We pay these entities fees and reimburse certain expenses pursuant to our Advisory Agreement. However, as a result of the suspension of our Public Offering in the first quarter of 2020, none of our executive officers’ time was spent on matters connected to our Public Offering during the year ended December 31, 2025, and accordingly, there were no such fees or reimbursements to our Advisor during the 2025 fiscal year. During the year ended December 31, 2025, we reimbursed Strategic Asset Management I, LLC (our “Sponsor”) for $266, which is the amount of premiums paid on a life insurance policy our Sponsor has purchased for the benefit of H. Michael Schwartz’s beneficiaries. See “—Director Compensation for the Year Ended December 31, 2025—Director Life Insurance Policies,” below.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing “Executive Compensation” discussion with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the “Executive Compensation” discussion set forth above be included in this proxy statement. The Company is not subject to the requirements of Item 402(b) of Regulation
S-K,
and accordingly, no “Compensation Discussion and Analysis” has been included herein.

Brent Chappell (Chairman)
Stephen G. Muzzy
Director Compensation for the Year Ended December 31, 2025
Summary
The following table provides a summary of the compensation earned by or paid to our directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash		Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation (2)	Total
H. Michael Schwartz	$—		$—	$—	$—	$—	$266	$266
Stephen G. Muzzy	$43,250	(3)	$7,938	$—	$—	$—	$533	$51,720
Brent Chappell	$40,750	(4)	$7,938	$—	$—	$—	$533	$49,220

(1)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718.
(2)	Represents payment of life insurance premiums, as discussed below.
(3)	Amount includes total fees earned or paid during the year ended December 31, 2025, of which $2,500 was earned during the year ended December 31, 2025 and paid during 2026.
(4)	Amount includes total fees earned or paid during the year ended December 31, 2025, of which $2,000 was earned during the year ended December 31, 2025 and paid during 2026.
The Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to employee, officer, and director compensation. Because we do not have any employees and our executive officers do not receive any compensation directly from us, these responsibilities are limited to setting director compensation and administering the Plan. Our non-director
officers have no role in determining or recommending director compensation. Directors who are also officers of the Company do not receive any special or additional remuneration for services on our board of directors or any of its committees, other than with respect to premiums paid on life insurance policies. See “—Director Life Insurance Policies,” below. Each non-employee
independent director received compensation for services on our board of directors and its committees as provided below.

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Cash Compensation to Directors
Beginning on May 1, 2018, the effective date of our public offering (the “Public Offering”), each of our independent directors was entitled to a retainer of $30,000 per year plus $1,000 for each board of directors or committee meeting the independent director attended in person ($2,000 for attendance by the chairperson of the Audit Committee at each meeting of the Audit Committee and $1,500 for attendance by the chairperson of any other committee at each committee meeting in which they are a chairperson) and $1,000 for each regularly scheduled meeting the independent director attended by telephone ($250 for special meetings conducted by telephone). In the event there were multiple meetings of our board of directors and one or more committees in a single day, the fees were limited to $2,000 per day ($2,500 for the chairperson of the Audit Committee if there was a meeting of such committee). For the year ended December 31, 2025, the directors earned an aggregate of approximately $101,000.
All directors will receive reimbursement of reasonable
out-of-pocket
expenses incurred in connection with attendance at meetings of our board of directors.
Employee and Director Long-Term Incentive Plan Awards
Pursuant to the Plan, we issued 2,500 shares of restricted stock to each independent director, which vest ratably over a period of four years from the date such initial award was awarded to the independent directors (the “Initial Restricted Stock Awards”). We also issue additional awards of 1,250 shares of restricted stock to each independent director upon each of their re-elections
to our board of directors, which vest ratably over a period of four years from the date of re-election
(the “Annual Restricted Stock Awards”). Mr. Muzzy and Mr. Chappell have each received a total of 12,500 shares of restricted stock of which 9,375 shares had vested as of December 31, 2025. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.
The Plan was approved and adopted in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our Advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights, distribution equivalent rights and other equity-based awards, including, but not limited to, restricted stock.
The total number of shares of our Class A common stock reserved for issuance under the Plan is equal to 10% of our outstanding shares of common stock at any time, but not to exceed 10,000,000 shares in the aggregate. As of December 31, 2025, there were approximately 1,284,092 shares available for issuance under the Plan. The term of the Plan is ten years. Upon our earlier dissolution or liquidation, reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted under the Plan or the replacement of such awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of such awards, the board of directors may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.
In the event our board of directors or Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects our stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the board of directors or Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.

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We do not schedule equity award grants in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity grant dates.
Director Life Insurance Policies
Our Sponsor has purchased life insurance policies covering each of the members of our board of directors for the benefit of such director’s beneficiaries. For the year ended December 31, 2025, we reimbursed our Sponsor for the total premiums paid on such life insurance policies, which was $1,332. Of this amount, $266 was attributed to the policy covering H. Michael Schwartz, $533 was attributed to the policy covering Stephen G. Muzzy and $533 was attributed to the policy covering Brent Chappell. At the present time, we intend to continue maintaining these life insurance policies for our directors.
Executive Officers and Directors
Included below is certain information regarding our executive officers and directors. All of our directors, including our two independent directors, have been nominated for re-election
at the 2026 annual meeting of stockholders. All of our executive officers serve at the pleasure of our board of directors.

Name	Age	Position(s)	Period with Company
H. Michael Schwartz	59	Chairman of the Board and Director	10/2016 - present
John Strockis	68	Chief Executive Officer and President	10/2016 - present
Matt F. Lopez	48	Chief Financial Officer, Treasurer, and Secretary	12/2020 - present
Stephen G. Muzzy	58	Independent Director	2/2018 - present
Brent Chappell	61	Independent Director	2/2018 - present
H. Michael Schwartz.
Mr. Schwartz serves as the Chairman of the board and a director. Mr. Schwartz has served as director since our initial formation and served as our Chief Executive Officer from our initial formation through March 2022. Mr. Schwartz also serves as the Chief Executive Officer of our Advisor and Sponsor. He also serves as Chief Executive Officer and President of SmartStop, positions he has held since April 2021 and February 2026, respectively. He previously served as Chief Executive Officer of SmartStop from January 2013 until June 2019 and as Executive Chairman of SmartStop from June 2019 to April 2021. He also served as Chief Executive Officer and Chairman of Strategic Storage Growth Trust II, Inc. (“SSGT II”), a private, non-traded
REIT that was sponsored by our Sponsor until June 2019, until that company’s merger with and into a wholly-owned subsidiary of SmartStop in June 2022. Mr. Schwartz serves as Chief Executive Officer, President, and Chairman of Strategic Storage Trust VI, Inc. (“SST VI”), a public non-traded
REIT sponsored by an affiliate of our Sponsor, Strategic Storage Growth Trust III, Inc. (“SSGT III”), a private non-traded
REIT sponsored by an affiliate of our Sponsor, and Strategic Storage Trust X (“SST X”), a private non-traded
REIT sponsored by an affiliate of our Sponsor. He served as Chief Executive Officer of SST IV, a public non-traded
self storage REIT that was sponsored by our Sponsor until June 2019, until that company’s merger with and into a wholly-owned subsidiary of SmartStop in March 2021. He served as Chief Executive Officer and Chairman of SSGT, a public non-traded
self storage REIT sponsored by our Sponsor, until that company’s merger with and into a wholly-owned subsidiary of SmartStop in January 2019. Mr. Schwartz served as Chief Executive Officer, President, and Chairman of SmartStop Self Storage, Inc. (“SmartStop Self Storage”) from August 2007 until the merger of SmartStop Self Storage with Extra Space Storage, Inc. (“Extra Space”) on October 1, 2015. Since February 2008, Mr. Schwartz has also served as Chief Executive Officer of Strategic Storage Holdings, LLC (“SSH”). Prior to this time, Mr. Schwartz held various roles in the real estate and financial services industries, which includes more than 30 years of real estate, securities, and corporate financial management experience. Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.
We believe Mr. Schwartz’s active participation in the management of our operations and his experience in the self storage industry supports his appointment to our Board.

John Strockis. Mr. Strockis is our Chief Executive Officer and President. He has served as our Chief Executive Officer since March 2022, our President since July 2019, and was our Chief Investment Officer from February 2018 until March 2022. He was our Senior Vice President — Acquisitions from our formation until February 2018. Mr. Strockis is also President & Chief Investment Officer for our Sponsor, positions he has held since April 2022 and July 2019, respectively. Previously, he served as the Chief Investment Officer — Student & Senior Housing for our Sponsor from February 2018 until July 2019, and Senior Vice President — Acquisitions for our Sponsor from July 2016 until February 2018. He is also Chief Executive Officer of our Advisor, a position he has held since April 2022 and previously served as Chief Investment Officer of our Advisor from July 2019 until April 2022 and Senior Vice President — Acquisitions of our Advisor from October 2016 until July 2019. He is directly responsible for all non-self storage commercial property acquisitions, which includes student and senior housing. Mr. Strockis has more than 30 years of commercial real estate experience. Beginning in January 2011, Mr. Strockis was an active member of the board of directors of Sunwest Bank, serving as a member of its audit, compensation and directors investment committees, until his term expired in June 2018. From August 2014 until May 2016, Mr. Strockis worked as an Executive Managing Director with an Orange County-based brokerage company. Prior to that, Mr. Strockis served as the President and then Chief Executive Officer of MarWest Commercial Real Estate Services, the nation’s largest commercial association manager, from March 2011 to August 2014 until its sale to FirstService Residential. From April 2009 until March 2011, Mr. Strockis served as Executive Managing Director at Voit Real Estate Services, where he was in charge of the Asset Services business group. In this role, Mr. Strockis worked with banks and lenders on distressed properties such as multi-family housing, office, industrial, research and development, land and retail assets to underwrite, reposition and asset manage properties prior to resale. At its peak, Mr. Strockis oversaw a 7 million square foot portfolio of distressed assets across the country. From March 2008 until December 2008, Mr. Strockis served as Senior VP of Acquisitions for ScanlanKemperBard acquiring value-add commercial office and retail properties in the Western United States. Prior to that, Mr. Strockis worked at CBRE for 24 years in various positions including Senior Director of Acquisitions at CBRE Global Investors, now one of the world’s largest commercial real estate advisors. While at CBRE, Mr. Strockis led a national acquisition effort of office, industrial, research and development, and retail properties closing over $2 billion in transactions. Mr. Strockis graduated from UCLA with a Bachelor’s degree in Economics.

Matt F. Lopez. Mr. Lopez is our Chief Financial Officer and Treasurer, positions he has held since December 2020, and is also our Secretary, a position he has held since March 2022. He also served as Chief Financial Officer and Treasurer for SSGT II, positions he has held from July 2019 until that company’s merger with a subsidiary of SmartStop in June 2022. Mr. Lopez serves as Chief Financial Officer and Treasurer for SST VI, SSGT III, and SST X, positions he has held since October 2020, February 2022, and October 2024, respectively. Mr. Lopez served as Chief Financial Officer and Treasurer of SST IV from January 2017 until that company’s merger with and into a wholly-owned subsidiary of SmartStop in March 2021. From January 2017 until July 2019, he also served as the Chief Financial Officer of SST IV’s related advisor entity and, from January 2017 until June 2019, he served as Chief Financial Officer and Treasurer of SmartStop. Previously, from October 2015 to January 2017, Mr. Lopez served as a Controller for our Sponsor and, in such capacity, was assigned to the accounting, financial management, and SEC and regulatory reporting of SmartStop. He also served as a Controller of SmartStop Self Storage from November 2014 until its merger with Extra Space in October 2015. From 2000 to 2014, Mr. Lopez was with PricewaterhouseCoopers LLP, holding various positions including audit senior manager from 2008 to 2014. In his 14 years in public accounting, Mr. Lopez had extensive experience in the real estate industry working with REITs, real estate investment funds, homebuilders and land development companies. He is a Certified Public Accountant, licensed in California, and a member of the American Institute of Certified Public Accountants. Mr. Lopez holds a B.A. degree in Economics from the University of California, Los Angeles.

Stephen G. Muzzy. Mr. Muzzy is one of our independent directors and is the chairman of our audit committee and a member of our nominating and corporate governance committee and compensation committee. Mr. Muzzy is also an independent director of SST VI. Mr. Muzzy was also an independent director of SSGT until that company merged with and into a wholly-owned subsidiary of SmartStop in January 2019, and he was previously an independent director of SST IV. He has 20 years of experience in the commercial banking industry, including both real estate and construction lending for commercial, industrial, self storage, office and retail real estate properties. Mr. Muzzy is currently a Partner at MF Partners, an investment partnership focusing on commercial real estate, including multi-family industrial and retail, a position he has held since October 2012. Prior to MF Partners, Mr. Muzzy was a Senior Vice President at OneWest Bank from March 2012 to May 2014. Prior to OneWest Bank, Mr. Muzzy was a Senior Vice President and Senior Banker with JPMorgan Chase’s middle market banking group from January 2011 through March 2012, and a Vice President and Senior Relationship Manager with Wells Fargo’s commercial banking group from August 2007 through January 2011. From February 2006 through August 2007, Mr. Muzzy was a Vice President at Commerce National Bank. Mr. Muzzy began his banking career in 1994 with Wells Fargo, where he held various positions, including Vice President, Business Development Officer, Relationship Manager, and Store Manager. He is an active member of the community and currently serves as a director at the Hoag Hospital Foundation. Mr. Muzzy graduated with a B.A. in Social Ecology from the University of California, Irvine, and has an MBA from Pepperdine University.

We believe Mr. Muzzy’s varied background in numerous real estate, banking, and financial positions supports his appointment to our Board.

Brent Chappell. Mr. Chappell is one of our independent directors and is the chairman of our nominating and corporate governance committee and compensation committee and a member of our audit committee. Mr. Chappell is also an independent director of SSGT III. He has 38 years of experience in real estate portfolio management and financing, including serving in different roles over the course of 19 years at various healthcare REITs. From July 2017 through May 2022, Mr. Chappell was Executive Vice President – Portfolio Manager at Sabra Health Care REIT, Inc., or Sabra, a REIT focused on leasing healthcare properties to tenants and operators throughout the United States and Canada, a position he has held since July 2017. Prior to Sabra, Mr. Chappell was Senior Vice President of Investment and Portfolio Management at LTC Properties, Inc., or LTC, from June 2014 to June 2017 and a Vice President of Investment and Portfolio Management at LTC from June 2013 to June 2014. LTC is a REIT that invests in senior housing and healthcare properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions, including mezzanine lending. Prior to LTC, Mr. Chappell was Vice President of Portfolio Management at Nationwide Health Properties, Inc., which was acquired by Ventas, Inc. in June 2011. Mr. Chappell served in that role from March 2006 to February 2012. Nationwide Health Properties, Inc. was a REIT that invested primarily in healthcare real estate in the United States, and Ventas, Inc. is a REIT with investments in the United States, Canada and the United Kingdom. Mr. Chappell currently serves as co-owner and Chief Financial Officer of Synergy Hospice Care, Inc. and, prior to his healthcare REIT experience described above, also served as Director, Asset Management for Pacific Life and in various asset and portfolio management positions for Catellus Development Corporation and The Koll Company. Mr. Chappell graduated with a B.A. in Political Science and Business Administration from the University of California, Los Angeles, has an MBA from the University of California, Irvine, and has a Master of Aging Services Management from the University of Southern California.

We believe Mr. Chappell’s extensive experience in real estate portfolio management and financing, particularly in the healthcare industry and at various REITs support his appointment to our Board.

STOCK OWNERSHIP

Beneficial Ownership of the Company’s Stock

The following table sets forth, as of March 31, 2026, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) all of our directors and executive officers as a group. There were a total of approximately 13.1 million shares of common stock issued and outstanding as of March 31, 2026.

	Common Stock Beneficially Owned(1)
Name and Address(2) of Beneficial Owner Directors and Executive Officers	Number of Shares of Common Stock	Percentage
H. Michael Schwartz, Chairman of the Board and Director (3)	111.11	*
John Strockis, Chief Executive Officer and President	—	—
Matt F. Lopez, Chief Financial Officer, Treasurer, and Secretary	—	—
Stephen G. Muzzy, Independent Director	9,375.00	*
Brent Chappell, Independent Director	9,375.00	*

All directors and executive officers as a group	18,861.11	*

5% or Greater Stockholders

Comrit Investments 1, LP	1,085,972.85	8.3%

*	Represents less than 1% of our outstanding common stock as of March 31, 2026.

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 31, 2026. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

The address of each of the beneficial owners other than Comrit Investments 1, LP is 19900 MacArthur Blvd, Suite 250, Irvine, California 92612. The address of Comrit Investments 1, LP is 9 Ahad Ha’am Street, Tel Aviv, Israel 6129101.

(3)	Consists of 111.11 shares owned by SSSHT Advisor, LLC, which is indirectly owned and controlled by Mr. Schwartz.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain of our executive officers and one of our directors hold ownership interests in and/or are officers of our Sponsor, our Advisor, SSSHT Property Management, LLC (our “Property Manager”), our Former Dealer Manager, our Transfer Agent, and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; (4) development of our properties by affiliates; (5) investments with affiliates of our Advisor; (6) compensation to our Advisor; and (7) our relationship with our Former Dealer Manager and our Property Manager.

We are or have been a party to agreements giving rise to material transactions between us and our affiliates, including, but not limited to our Advisory Agreement, our Advisor Funding Agreement, our Dealer Manager Agreement with our Former Dealer Manager, our Unit Purchase Agreement, and our Transfer Agent Agreement. Our independent directors reviewed the material transactions between us and our affiliates arising out of these agreements during the year ended December 31, 2025. Set forth below is a description of the relevant transactions with our affiliates, which we believe have been executed on terms that are fair to the Company.

Advisory Agreement

Strategic Asset Management I, LLC, our Sponsor, is the sole voting member of our Advisor, SSSHT Advisor, LLC. Certain of our executives, including Mr. Schwartz, serve as officers of our Advisor and our Sponsor.

Our Advisor and its affiliates perform services for us in connection with the offer and sale of our shares and the selection, acquisition and management of our properties pursuant to our Advisory Agreement with our Advisor (as amended, the “Advisory Agreement”). Prior to the commencement of our Public Offering, we were engaged in our Private Offering. In connection with the commencement of our Public Offering, we amended and restated our prior advisory agreement, and our Advisory Agreement was further amended on September 6, 2018 and July 10, 2019. Our Advisory Agreement has a one-year term, but may be renewed for an unlimited number of successive one-year periods.

Many of the services performed by our Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our Advisor performs for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, our Advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our Advisor, either directly or indirectly by engaging an affiliate, performs the following, among other duties and subject to the authority of our board of directors:

•	finding, evaluating, presenting and recommending to us investment opportunities consistent with our investment policies and objectives;

•	serving as our investment and financial advisor and providing research and economic and statistical data in connection with our assets and our investment policies;

•	acquiring properties and making investments on our behalf in compliance with our investment objectives and policies;

•	structuring and negotiating the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	reviewing and analyzing each property’s operating and capital budget;

•	arranging, structuring and negotiating financing and refinancing of properties;

•	performing all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consulting with our officers and board of directors and assisting the board of directors in formulating and implementing our financial policies;

•

preparing and reviewing on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	providing the daily management and performing and supervising the various administrative functions reasonably necessary for our management and operations; and

•

investigating, selecting, and, on our behalf, engaging and conducting business with such third parties as our Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement.

Organization and offering costs of the Public Offering were paid by our Advisor on our behalf and were reimbursed to our Advisor from the proceeds of the Public Offering; provided, however, that our Advisor agreed to fund, and will not be reimbursed for, 1.0% of the gross offering proceeds from the sale of Class W shares. Our Advisor also agreed to fund, and will not be reimbursed for, organization and offering costs up to an amount equal to 1.0% of the gross offering proceeds from the sale of Class Y shares and Class Z shares, provided, however, that our Advisor may cease paying such amounts in its sole discretion, as described in more detail in “Advisor Funding Agreement” below. Organization and offering costs consist of all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) paid by us in connection with the Public Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to: (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the offering of our stock; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses.

Pursuant to our Advisory Agreement, our Advisor may be entitled to an acquisition fee (the “Contingent Acquisition Fee”) with respect to acquisitions made subsequent to July 10, 2019, subject to us satisfying certain stockholder return thresholds or if the Advisory Agreement is terminated for any reason other than our Advisor’s fraud, willful misconduct or gross negligence before July 10, 2029. After we pay stockholders total distributions equal to their invested capital, plus a 6% cumulative, non-compounded annual return on invested capital, we will pay our Advisor a contingent acquisition fee equal to 1% of the Contract Purchase Price (as defined in the Advisory Agreement, as amended) of each property or other real estate investment we acquire after July 10, 2019; and after we pay stockholders total distributions equal to their invested capital, plus a 13% cumulative, non-compounded annual return on invested capital, we will pay our Advisor an additional contingent acquisition fee equal to 2% of the Contract Purchase Price of each property or other real estate investment we acquire after July 10, 2019. Our Advisor is also entitled to receive a monthly asset management fee equal to 0.066667% (which is one twelfth of 0.8%) of our average invested assets.

Pursuant to our Advisory Agreement, our Advisor is responsible for overseeing any third party property managers or operators and may delegate such responsibility to its affiliates. Our Advisor will assign such oversight responsibilities to our Property Manager. For properties managed by third-parties directly engaged by us or through our subsidiaries, including through our taxable REIT subsidiaries, we will pay our Property Manager an oversight fee equal to 1% of the gross revenues attributable to such properties; provided, however, that our Property Manager will receive an oversight fee equal to 1.5% of the gross revenues attributable to any senior housing property other than such properties that are leased to third party tenants under triple-net or similar lease structures. In the event any of our properties are managed directly by our Property Manager, we will pay our Property Manager a property management fee equal to a percentage of gross revenues of the applicable property, which we expect to be 3% for student housing properties and 5% for senior housing properties. Pursuant to our Advisory Agreement, our Advisor is also responsible for managing or assisting with planning and coordination of construction or redevelopment of our properties, or construction of any capital improvements thereon, and may delegate such responsibility to its affiliates. Our Advisor will assign such construction management or assistance responsibilities to our Property Manager. For each property for which the Advisor or its affiliates assist with planning and coordinating the construction or redevelopment of such property or construction of any capital improvements thereon, we may pay the respective party a Construction Management Fee of 5% of the amount of such improvements in excess of $10,000.

Our Advisory Agreement also required our Advisor to reimburse us to the extent that organization and offering expenses, including sales commissions, dealer manager fees, stockholder servicing fees, and dealer manager servicing fees, are in excess of 15% of gross proceeds from the Public Offering. Our Advisor will also be reimbursed for acquisition expenses incurred in the process of acquiring our properties. Our Advisor may be entitled to disposition fees generally equal to the lesser of (a) 1% of the Contract Sales Price or (b) 50% of the Competitive Real Estate Commission (as defined in the Advisory Agreement, as amended).

Our Advisor may also be entitled to various subordinated distributions under our operating partnership agreement if we (1) list our shares of common stock on a national exchange, (2) terminate our Advisory Agreement, (3) liquidate our portfolio, or (4) enter into an Extraordinary Transaction, as defined in the operating partnership agreement. There were no such distributions for the year ended December 31, 2025.

Our Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Pursuant to our Advisory Agreement, beginning four fiscal quarters after the commencement of our Public Offering, our Advisor must pay or reimburse us the amount by which our aggregate annual operating expenses, as defined therein, exceed the greater of 2% of our average invested assets or 25% of our net income, as defined therein, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceeds the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. For the year ended December 31, 2025, our Advisor paid approximately $2.7 million in operating expenses on our behalf, and we reimbursed approximately $2.6 million in operating expenses to our Advisor.

Advisor Funding Agreement

On July 10, 2019, we entered into the Advisor Funding Agreement , pursuant to which our Advisor agreed to fund the payment of the upfront 3% sales commission for the sale of Class Y shares, the upfront 3% dealer manager fee for the sale of Class Y shares, and the estimated 1% organization and offering expenses for the sale of the Class Y shares and Class Z shares in the primary portion of our public offering (the “Primary Offering”). Our Advisor’s obligation to fund the upfront sales commissions, upfront dealer manager fees, and organization and offering expenses was expressly limited to us raising $250 million in gross offering proceeds from the sale of Class Y shares pursuant to the Primary Offering. Pursuant to the Advisor Funding Agreement, our Advisor also agreed to fund, and not be reimbursed for, 1.0% of the gross offering proceeds from the sale of Class Y shares and Class Z shares. Our Advisor was obligated to reimburse us within 60 days after the end of the month in which the Public Offering terminates to the extent organization and offering expenses incurred in good faith exceed the 1.0% estimate being funded by the Advisor pursuant to the Advisor Funding Agreement. Conversely, we were obligated to reimburse our Advisor within 60 days after the end of the month in which the Public Offering terminated to the extent such organization and offering expenses are less than the 1.0% estimate being funded by the Advisor pursuant to the Advisor Funding Agreement. As of the termination of our Public Offering on May 1, 2021, we had raised approximately $11.9 million in gross offering proceeds from the sale of Class Y and Class Z shares, and had received funding from our Advisor of approximately $0.8 million for the payment of sales commissions and dealer manager fees for the sale of Class Y shares, and organization and offering expenses for the sale of Class Y and Class Z shares. During the quarter ended June 30, 2020 as a result of the suspension of our Primary Offering and termination of our Former Dealer Manager, we expected that the organization and offering expenses incurred on the sale of Class Y shares and Class Z shares would exceed 1% at the termination of the Public Offering. Accordingly, during the quarter ended June 30, 2020, we recorded a receivable from our Advisor for organization and offering expenses incurred through June 30, 2020, in excess of the 1% limitation, which resulted in a $0.6 million reduction in due to affiliates and an increase in additional paid in capital in the accompanying consolidated balance sheet. Subsequent to the termination of our Public Offering on May 1, 2021, we determined no additional adjustment was required.

Dealer Manager Agreement

Our Sponsor indirectly previously owned a 15% beneficial non-voting equity interest in Select Capital Corporation, our Former Dealer Manager, and affiliates of our Former Dealer Manager own a 2.5% non-voting membership interest in our Advisor.

Our Former Dealer Manager served as our Dealer Manager for our Public Offering pursuant to the Dealer Manager Agreement. On April 17, 2020, in accordance with provisions of the Dealer Manager Agreement, we provided a 60-day termination notice to our Former Dealer Manager and pursuant to such notice, the Dealer Manager Agreement was terminated on June 16, 2020. Our Former Dealer Manager provided wholesaling, sales promotional and marketing services to us in connection with our Public Offering. Specifically, our Former Dealer Manager ensured compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assisted in the assembling of prospectus kits, assisted in the due diligence process and ensured proper handling of investment proceeds.

Our Former Dealer Manager was entitled to a sales commission of 6.0% of gross proceeds from sales of Class A shares and 3.0% of gross proceeds from the sales of Class T shares in the Primary Offering and a dealer manager fee of 3.0% of gross proceeds from sales of Class A shares and Class T shares in the Primary Offering.

As of June 21, 2019, we ceased offering Class A shares, Class T shares and Class W shares in our Primary Offering, and on July 10, 2019, we commenced offering Class Y shares and Class Z shares. On March 30, 2020, our board of directors approved the suspension of the Primary Offering based upon various factors, including the uncertainty relating to the COVID-19 pandemic and its potential impact on us and our overall financial results. On May 1, 2021, our Primary Offering terminated. Pursuant to the Dealer Manager Agreement, we paid our Former Dealer Manager upfront sales commissions in the amount of 3.0% of the gross proceeds of the Class Y shares sold and dealer manager fees in the amount of 3.0% of the gross proceeds of the Class Y shares sold in the Primary Offering. However, as described above, our Advisor agreed to fund the payment of all upfront sales commissions and dealer manager fees on Class Y shares sold in the Primary Offering, subject to certain limitations. Our Former Dealer Manager received an ongoing stockholder servicing fee that was payable monthly and accrued daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T shares and Class Y shares sold in the Primary Offering. Our Former Dealer Manager also received an ongoing dealer manager servicing fee that was payable monthly and accrued daily in an amount equal to 1/365th of 0.5% of the purchase price per share of the Class W shares and Class Z shares sold in the Primary Offering.

Our Former Dealer Manager entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares. Upon the sale of our shares by such broker-dealers, our Former Dealer Manager re-allowed all of the sales commissions paid in connection with sales made by these broker-dealers. Our Former Dealer Manager also re-allowed to these broker-dealers a portion of the 3.0% dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Former Dealer Manager, payment of attendance fees required for employees of our Former Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our Former Dealer Manager generally re-allowed 100% of the stockholder servicing fee to participating broker-dealers, provided, however, that our Former Dealer Manager did not re-allow the stockholder servicing fee to any registered representative of a participating broker-dealer if such registered representative ceased to serve as the representative for an investor in our Public Offering.

In accordance with FINRA rules, in no event will our total underwriting compensation in the Public Offering, including, but not limited to, sales commissions, stockholder servicing fees, the dealer manager fee and expense reimbursements to our Former Dealer Manager and participating broker-dealers, exceed 10% of our gross Public Offering proceeds, in the aggregate. As a result of the termination of our Primary Offering and termination of our Former Dealer Manager, we determined that the aggregate underwriting compensation from all sources would exceed 10% at the termination of the Public Offering. Accordingly, we ceased paying the stockholder servicing fee and dealer manager servicing fees in April 2020, pursuant to the terms of the Dealer Manager Agreement. Additionally, commencing as of December 31, 2021, we have not recorded a liability for future payment of the stockholder servicing fee and dealer manager servicing fees. We paid an additional amount of gross Public Offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross Public Offering proceeds. We may also reimburse our Advisor for all expenses incurred by our Advisor and its affiliates in connection with the Public Offering and our organization, but in no event will such amounts exceed 15% of the gross Public Offering proceeds raised by us in the terminated or completed Public Offering (including sales commissions and dealer manager fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the Public Offering terminates or is completed, our Advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross Public Offering proceeds.

Unit Purchase Agreement

On June 28, 2017, we and our Operating Partnership entered into the Unit Purchase Agreement with SAM Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of our Sponsor. Pursuant to the Unit Purchase Agreement, as amended, the Operating Partnership agreed to issue Preferred Units to the Preferred Investor in connection with preferred equity investments by the Preferred Investor of up to $12 million in exchange for up to 480,000 preferred units of limited partnership interests in our Operating Partnership (“Preferred Units”), each having a liquidation preference of $25.00 per Preferred Unit (the “Liquidation Amount”), plus all accumulated and unpaid distributions (the “Investment”). The Investment may be made in one or more tranches and may only be used for (i) the acquisition of any student housing and senior housing property, (ii) repayment of indebtedness and (iii) working capital and general corporate purposes.

In addition to the Unit Purchase Agreement, we and our Operating Partnership entered into a Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Second Amended and Restated Limited Partnership Agreement”) and Amendment No. 1 to the Second and Amended and Restated Limited Partnership Agreement (the “Amendment”). The Second Amended and Restated Limited Partnership Agreement authorized the issuance of additional classes of units of limited partnership interest in the Operating Partnership and sets forth other necessary corresponding changes. All other terms of the Second Amended and Restated Limited Partnership Agreement remained substantially the same. Such terms continue to be included in the Third Amended and Restated Limited Partnership Agreement, as amended.

The holders of Preferred Units receive distributions at a rate of 9.0% per annum (the “Pay Rate”), payable monthly and calculated on an actual/360 day basis. Accumulated but unpaid distributions, if any, accrue at the Pay Rate. The preferred units of limited partnership interests in our Operating Partnership rank senior to all classes or series of partnership interests in our Operating Partnership and therefore, any cash we have to pay distributions otherwise may be used to pay distributions to the holder of such preferred units first, provided, however, that pursuant to the terms of certain of our loans, we are restricted from paying distributions on the Preferred Units until such loans are repaid.

The Preferred Units are redeemable by our Operating Partnership, in whole or in part, at the option of our Operating Partnership at any time, provided, however, that pursuant to the terms of certain of our loans, we are restricted from redeeming the Preferred Units or paying dividends on the Preferred Units until such loans are repaid. The redemption price (“Redemption Price”) for the Preferred Units is equal to the sum of the Liquidation Amount plus all accumulated and unpaid distributions thereon to the date of redemption.

During the year ended December 31, 2018, the Preferred Investor invested approximately $10.1 million in our Operating Partnership, of which approximately $3.4 million was used in the closing of our Courtyard Property, approximately $5.9 million was used to pay down the Utah Bridge Loan, and approximately $0.8 million was used to make an investment in Power 5 Conference Student Housing I, DST, a Delaware statutory trust and an affiliate of our Sponsor. For these investments, the Preferred Investor received approximately 402,550 Preferred Units in our Operating Partnership. In addition, pursuant to the terms of the Unit Purchase Agreement, our Operating Partnership issued to the Preferred Investor an additional approximately 4,025 Preferred Units, or 1.0% of the amount of the Investment.

The Preferred Investor did not make any additional investments in the year ended December 31, 2025. As of December 31, 2025 and 2024, approximately $10.2 million of Preferred Units were outstanding and accrued distributions payable on the Preferred Units totaled approximately $9.1 million and $7.6 million, respectively.

Former Transfer Agent Agreement

Our Sponsor is the manager and sole member of Strategic Transfer Agent Services, LLC (our “Former Transfer Agent”). Pursuant to a transfer agent agreement approved by our independent directors (our “Former Transfer Agent Agreement”), our Former Transfer Agent provided transfer agent and registrar services to us. The services our Former Transfer Agent provided us were substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent. In connection with the transfer to SS&C GIDS, Inc. as our new transfer agent, we terminated the Former Transfer Agent Agreement effective as of January 27, 2024. In lieu of a termination fee and in recognition of the additional costs and expenses incurred by our Former Transfer Agent in connection with this transition, we paid our Former Transfer Agent a transition fee of $50,000.

Fees Paid to Our Affiliates

Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the years ended December 31, 2025 and 2024, as well as any related amounts payable as of December 31, 2025 and 2024:

	Year Ended December 31, 2024			Year Ended December 31, 2025
	Incurred	Paid	Payable	Incurred	Paid	Payable
Expensed:
Operating expenses (including organizational costs)	$517,518	$795,548	$—	$607,307	$607,307	$—
Former Transfer Agent expenses	121,126	121,126	—	63,454	63,454	—
Asset management fees	1,494,059	3,089,705	8,998,162	1,494,061	1,929,239	8,562,984
Property management oversight fees	524,510	—	3,169,106	566,974	—	3,736,080
Discontinued operations (1)	294,463	294,463	—	—	—	—
Disposition fee	361,250	361,250	—	—	—	—
Capitalized:
Acquisition expenses - Affiliates	—	—	1,980,000	—	—	1,980,000
Additional Paid-in Capital:
Offering costs	—	—	166,881	—	—	166,881

Total	$3,312,926	$4,662,092	$14,314,149	$2,731,796	$2,600,000	$14,445,945

(1)	Includes asset management fees and property management oversight fees related to the Fayetteville Property classified as discontinued operations.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON VIA WEBCAST OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT WWW.PROXY-DIRECT.COM OR VIA TELEPHONE AT (800) 337-3503.

YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

DETAILS REGARDING THE VIRTUAL ANNUAL MEETING

The annual meeting will be held online on Thursday, June 25, 2026, at 9:00 a.m. (PT), via live webcast. Stockholders of record as of March 31, 2026 will be able to attend, participate in, and vote at the annual meeting online by accessing meetnow.global/MM2KCG5 and following the log in instructions below. Even if you plan to attend the annual meeting online, we recommend that you also authorize a proxy to vote your shares, as described herein, so that your vote will be counted if you decide not to attend the annual meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the annual meeting will begin promptly at 9:00 a.m. (PT). Online access to the audio webcast will open approximately 15 minutes prior to the start of the annual meeting to allow time for our stockholders to log in and test the computer audio system. We encourage our stockholders to access the annual meeting prior to the start time.

Log in Instructions. To attend the annual meeting, log in at meetnow.global/MM2KCG5. Stockholders will need their unique 14-digit control number, which appears on the front of your proxy card in the shaded box. In the event that you do not have a control number, please contact Computershare as soon as possible and no later than June 23, 2026, so that you can be provided with a control number and gain access to the annual meeting.

Submitting Questions at the Annual Meeting. As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the annual meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

PROPOSALS ON WHICH YOU MAY VOTE

PROPOSAL 1. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Each person elected will serve as a director until our 2027 annual meeting of stockholders and until his successor is elected and qualifies. Our board of directors has nominated the following people for re-election as directors:

•	H. Michael Schwartz

•	Brent Chappell

•	Stephen G. Muzzy

Each of the nominees is a current member of our board of directors. Detailed information on each nominee is provided on pages 14-16.

If any nominee becomes unable or unwilling to stand for re-election, our board of directors may designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. There is no cumulative voting in the election of our directors. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will have the same effect as a vote against the election of our directors.

Recommendation

Our board of directors unanimously recommends a vote “FOR” each of the nominees listed for re-election as a director.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026

The Audit Committee of our board of directors has appointed BDO USA, P.C. to be our independent registered public accounting firm for the year ending December 31, 2026. Representatives of BDO USA, P.C. are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. The representatives also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.

Vote Required

The affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present, will be required to approve this proposal. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal. In the event this matter is not ratified by our stockholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Recommendation

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Secretary, Matt Lopez, at our offices no later than December 18, 2026 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If a stockholder desires to present a proposal at the 2027 annual meeting, other than a proposal intended to be included in the 2027 proxy materials, our bylaws require that the stockholder give advance written notice to our Secretary, Matt Lopez, no earlier than November 18, 2026 and no later than December 18, 2026. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 26, 2027. Stockholders desiring to submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

PO Box 43131 Providence, RI 02940-3131 SCAN The QR code or visit www.proxy-direct.com to vote your shares LIVE AGENT Call 1-866-765-7181 with any questions. Specialists can assist with voting. Available Monday-Friday from 9 a.m. – 11 p.m. and Saturday 12 pm – 6 pm ET CALL 1-800-337-3503 Follow the recorded instructions available 24 hours MAIL Vote, Sign and Mail in the enclosed Business Reply Envelope VIRTUAL MEETING at the following website: meetnow.global/MM2KCG5 on June 25, 2026 at 9:00 a.m. Pacific Time. To Participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card. Please detach at perforation before mailing. STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. PROXY FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2026 This proxy is solicited on behalf of the Strategic Student & Senior Housing Trust, Inc., Inc. Board of Directors. The undersigned stockholder of Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, hereby appoints Matt F. Lopez and John Strockis, and each of them as proxies, for the undersigned with full power of substitution in each of them, the 2026 Virtual Annual Meeting of Stockholders of Strategic Student & Senior Housing Trust, Inc., to be held on June 25, 2026 at 9:00 a.m. (PDT), and any and all adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all power possessed by the undersigned as if personally present. To participate in the Virtual Annual Meeting of Stockholders connect via webcast by visiting meetnow.global/MM2KCG5, and enter the 14-digit control number from the shaded box on this card. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” each of the nominees in Item 1 and “FOR” Item 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Virtual Annual Meeting, including matters incident to its conduct. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 SSH_35062_022726 PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE [GRAPHIC APPEARS HERE]xxxxxxxxxxxxxxcode

EVERY STOCKHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Strategic Student & Senior Housing Trust, Inc. Virtual Annual Meeting of Stockholders to be held June 25, 2026. The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/sma-35062 Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1 AND “FOR” ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS. A Proposals 1. The election of three directors, each to serve until the 2027 annual meeting of stockholders and until his successor is duly elected and qualifies. Nominees: FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD 01. H. Michael Schwartz ? ? 02. Brent Chappell ? ? 03. Stephen G. Muzzy ? ? FOR AGAINST ABSTAIN 2. The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ? ? ? ending December 31, 2026. 3.The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof. [GRAPHIC APPEARS HERE]Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) — Please print date belowSignature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx SSH 35062xxxxxxxx